Exhibit 99.1

Contacts:

Investor Relations

Jaren Madden

Infinity Pharmaceuticals, Inc.

617-286-6264

Media Relations

Chris Erdman

MacDougall BioMedical Communications

781-235-3060

INFINITY ANNOUNCES PROMOTION OF DAVID A. ROTH TO CHIEF MEDICAL OFFICER

Cambridge, MA – February 4, 2013 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced the promotion of David A. Roth, M.D., to chief medical officer. In this role, Dr. Roth will provide strategic leadership for Infinity’s clinical development activities, including responsibility for the company’s medical affairs and clinical operations functions to support successful product approvals and launches. Dr. Roth, who joined Infinity in 2013 as senior vice president, clinical development and medical affairs, will continue to serve as a member of Infinity’s executive leadership team and will report to Julian Adams, Ph.D., Infinity’s president of research and development. In accordance with the company’s management succession plan, Dr. Roth succeeds Pedro Santabarbara, M.D., Ph.D., who previously served as Infinity’s chief medical officer.

“David is the ideal person to lead us through the next stage of clinical development as we focus more intensely on developing IPI-145, our PI3K-delta,gamma inhibitor, for the treatment of hematologic malignancies,” said Dr. Adams. “We are currently conducting DYNAMO, a Phase 2 study in patients with indolent non-Hodgkin lymphoma and DUO, a Phase 3 study in patients with chronic lymphocytic leukemia, each designed to enable registration in our lead indications. We believe IPI-145 has best-in-class potential and anticipate initiating three additional studies in hematologic malignancies this year.”

“Pedro Santabarbara, Infinity’s first chief medical officer, was instrumental in moving IPI-145 through the early stages of development and in building the foundation of our clinical organization, including the development of a succession plan and the recruitment of David Roth. We are tremendously appreciative of the role Pedro has played in advancing Infinity and our pipeline,” Dr. Adams continued.

“Since joining Infinity, David’s depth and breadth of hematology and oncology expertise have proven to be a tremendous asset. His experience enables my succession and a smooth transition as Infinity rapidly advances IPI-145 into late-stage development and potential registration,” stated Dr. Santabarbara. “IPI-145 has the potential to help transform the treatment landscape for patients with hematologic malignancies, and I am confident in David’s ability to lead the clinical and medical affairs teams as Infinity advances its vision of bringing IPI-145 to patients.”

Dr. Roth joined Infinity in 2013 following more than ten years with Pfizer Inc. and Wyeth Pharmaceuticals. At Pfizer, he most recently served as a vice president in Pfizer’s oncology business unit. Dr. Roth joined Pfizer from Wyeth, where he held the role of assistant vice president, clinical research & development and global therapeutic area director of hematology. While at Pfizer and Wyeth, Dr. Roth contributed to the successful regulatory approval of several products, including Bosulif® (bosutinib), a dual Src/Abl tyrosine kinase inhibitor for the treatment of chronic myelogenous leukemia, Xyntha® and ReFacto AF® for the treatment of hemophilia A, and BeneFIX® for the treatment of hemophilia B. Dr. Roth also led the early development of palbociclib, a CDK 4/6 inhibitor, to Phase 3 evaluation in women with ER positive advanced breast cancer. During his tenure at Pfizer and Wyeth, Dr. Roth co-chaired Pfizer’s oncology research and development board and served on several oncology and hematology R&D leadership teams and governance committees.

In addition to his extensive industry experience, Dr. Roth is an accomplished academic researcher and clinical practitioner. He received his B.S. from the Massachusetts Institute of Technology and his M.D. from Harvard Medical School in the Harvard-M.I.T. Division of Health Sciences and Technology where he remains on the Affiliated Faculty.

About Infinity’s PI3K Program

Infinity is developing IPI-145, an oral inhibitor of Class I PI3K-delta,gamma. The PI3Ks are a family of enzymes involved in multiple cellular functions, including cell proliferation and survival, cell differentiation, cell migration and immunity. The PI3K-delta,gamma isoforms are preferentially expressed in leukocytes (white blood cells), where they have distinct and mostly non-overlapping roles in immune cell development and function. Targeting PI3K-delta and PI3K-gamma may provide multiple opportunities to develop differentiated therapies for the treatment of hematologic malignancies as well as inflammatory diseases.

Infinity has launched DUETTSTM, a worldwide investigation of IPI-145 in hematologic malignancies, or blood cancers. As part of the DUETTS program, Infinity is conducting

DYNAMOTM, a Phase 2 monotherapy study designed to evaluate the safety and efficacy of IPI-145 in patients with refractory indolent non-Hodgkin lymphoma (iNHL) (ClinicalTrials.gov Identifier NCT01882803), and DUOTM, a Phase 3 monotherapy study designed to evaluate the safety and efficacy of IPI-145 in patients with relapsed/refractory chronic lymphocytic leukemia (CLL) (NCT02004522).

An investigator-sponsored Phase 1b, open-label study of IPI-145 in patients with B-cell NHL, CLL and T-cell lymphoma in combination with rituximab (a monoclonal antibody therapy), bendamustine (a chemotherapy) or both rituximab and bendamustine is also open for enrollment (NCT01871675).

Within inflammatory diseases, Infinity is conducting ASPIRA, a Phase 2 study of IPI-145 in patients with moderate-to-severe rheumatoid arthritis (RA) (NCT01851707) as well as a Phase 2a exploratory study of IPI-145 in patients with mild, allergic asthma (NCT01653756).

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative biopharmaceutical company dedicated to discovering, developing and delivering best-in-class medicines to people with difficult-to-treat diseases. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. For more information on Infinity, please refer to the company’s website at www.infi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the Company’s expectations about: its ability to execute on its strategic plans; the therapeutic potential of PI3K inhibition and IPI-145; initiating additional studies of IPI-145 in 2014; and the potential rationale of investigating IPI-145 in additional indications and combinations therapies. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that Infinity will report data in the time frames it has estimated, that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases, or that development of any of Infinity’s product candidates will continue. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: Infinity’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Infinity’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing or intends to develop its product candidates; general economic and market conditions; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 7, 2013, and other filings filed by Infinity with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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